Exhibit 10.9

PPM Loan No. 1003801

FLOATING RATE PROMISSORY NOTE

Date:  October 7, 2010

The following terms or provisions are used in this Note and are incorporated by reference herein.

Maker:  WELLS CORE REIT- ROYAL RIDGE V, LLC, a Delaware limited liability company

Maker’s Mailing Address: c/o Wells Real Estate Funds, 6200 The Corners Parkway, Norcross, Georgia 30092.

Noteholder: JACKSON NATIONAL LIFE INSURANCE COMPANY, a Michigan corporation, its successors or assigns

Place for Payment: the office of Noteholder’s correspondent, CBRE, c/o GEMSA Loan Services, LP, P.O. Box 650220, Dallas, Texas 75265-0220, or at such other place as from time to time may be designated in writing by Noteholder.

Principal Amount: $11,100,000.00

Interest Rate (adjustable): initially at four percent (4%) per annum; thereafter, as hereinafter provided, floating at 300 basis points over the Index. The Interest Rate will in no event be less than 4% per annum.

Index: The term “Index” shall mean, as of the date of the applicable interest rate adjustment, the three month London Interbank Offered Rates (LIBOR) as shown in the “Money Rates” column in the “Money and Investing” section of the Wall Street Journal as published on the business day prior to the applicable interest rate adjustment, or if the index is no longer published daily, the three month LIBOR as available through the Bloomberg L.P. or similar service designated by Noteholder. The Index will in no event be less than 1%.

Prepaid Interest Period: the period commencing on the date of this Note through and including October 31, 2010.

First Monthly Payment Date: December 1, 2010.

Monthly Payment: Interest only payments will be due and payable until and including November 1, 2011. Thereafter, commencing on December 1, 2011, monthly payments of principal and interest based on an amortization schedule of 15 years, with interest paid in arrears, shall be in an amount, and subject to change, as set forth in Section 2 below.

Maturity Date: November 1, 2012.	Lockout Expiration Date: October 8, 2011.

1.        Promise to Pay. FOR VALUE RECEIVED, the Maker hereby promises to pay to the Noteholder the Principal Amount (the “Loan”) with interest on the outstanding principal balance thereof from the date hereof until the Maturity Date with initial interest at the applicable Interest Rate or the Default Rate (as applicable), both principal and interest being payable as hereinafter provided in lawful money of the United States of America at the Place for Payment or at such other place as from time to time may be designated by Noteholder. Interest shall be calculated and paid on the basis of a 30-day month and 360-day year, unless otherwise noted herein.

2.        Interest Rate. The Interest Rate, initially set by Noteholder approximately three (3) days prior to the date hereof, shall be adjusted by Noteholder on a quarterly basis. The adjustment shall be made on the last business day of each of March, June, September and December and will be effective the first day of the immediately following month. To determine the new Monthly Payment, the remaining principal balance of the Loan will be re-amortized (as applicable) based on the new interest rate and the then remaining amortization term. Because adjustments are made quarterly, the period of the first adjustment may be less than a full calendar quarter. Since interest is paid in arrears, the Monthly Payment will not adjust until the first of the next following month. For example, for an interest rate to be adjusted on March 31, the new adjusted rate will be effective April 1 and the interest rate change will affect the Monthly Payment due on May 1 which covers April interest.

3.        Payments. A payment of interest only, based on a 365-day year, on the outstanding principal balance of this Note shall be due and payable in advance on the date hereof in an amount equal to interest accrued during the Prepaid Interest Period. Maker agrees to pay Noteholder the Monthly Payment commencing on the First Monthly Payment Date and continuing thereafter on the same day of each succeeding month through and including the Maturity Date, on which date all unpaid principal and interest, together with any other sums due under the terms of this Note, shall be due and payable. If any Monthly Payment Date occurs on a non-business day, such Monthly Payment shall be due and payable on the next succeeding business day.

4.        Treatment of Payments. All payments of principal, interest, late charges (as described below), and prepayment premium (as described below), if any, due under this Note shall be paid to Noteholder by wire transfer pursuant to Noteholder’s written wire transfer instructions or by check of immediately available funds delivered to the Place for Payment set forth in the Terms section above and in such other manner, as Noteholder may from time to time designate in writing. If such payment is received by 2:00 p.m., eastern time, such payment will be credited to Maker’s account as of the date on which received. If such payment is received after 2:00 p.m., eastern time, such payment will be credited to Maker’s account on the business day next following the date on which received. Each installment payment under this Note shall be applied first to the payment of any cost or expense for which Maker is liable hereunder or under the other Loan Documents, including any unpaid late charge, then to accrued interest and the remainder to the reduction of unpaid principal. Time is of the essence as to all payments hereunder.

5.        Late Charges. If any monthly installment of principal and/or interest is not paid in full on or before the tenth day of the month in which such payment is due, then a charge for late payment (“Late Charge”) in the amount of five percent (5%) of the amount of such installment shall be immediately assessed and shall be immediately due and payable by Maker. The parties hereby recognize that the Late Charge is a reasonable approximation of an actual loss that is difficult to estimate. Noteholder’s failure to collect such Late Charge shall not constitute a waiver of Noteholder’s right to require such payment of such Late Charge for past or future defaults. The Late Charge shall be in addition to all other rights and remedies available to Noteholder upon the occurrence of an Event of Default, as hereinafter defined. The Late Charge shall not apply to the principal payment due on the Maturity Date.

6.        Default Interest. Upon the occurrence of (a) an Event of Default or (b) the Maturity Date, interest shall accrue hereunder at an annual rate (the “Default Rate”) equal to the lesser of (i) eighteen percent (18%) and (ii) the maximum rate allowed by law. The Default Rate shall accrue on the entire outstanding balance hereof, including, without limitation, delinquent interest and any and all costs and expenses incurred by Noteholder in connection therewith.

7.        Security; Definitions.

  (a)        This Note is made pursuant to a Loan Agreement of even date herewith between Noteholder and Maker (the “Loan Agreement”) and secured by, among other things, the Security Instrument of even date herewith in favor of Noteholder granting a first lien on certain real property described therein, and granting a security interest in certain personal property, fixtures and equipment described therein.

  (b)        Capitalized terms not otherwise defined in the preamble or in other provisions of this Note shall have the meanings ascribed to such terms in the Loan Agreement.

  (c)        The terms and provisions of the Loan Agreement are incorporated herein by reference (as if such terms and provisions were set forth in this Note).

8.        Event of Default. Upon the occurrence of an Event of Default, Noteholder shall have the option of declaring the indebtedness evidenced hereby to be immediately due and payable (the “Loan Acceleration”). After the Loan Acceleration, Noteholder shall have the option of applying any payments received to principal or interest or any other costs due pursuant to the terms of this Note or the other Loan Documents. Interest at the Default Rate shall continue to accrue on any judgment Noteholder may obtain against Maker on this Note or the Security Instrument until Noteholder acquires record title to the Project or the judgment and interest and costs have been paid in full. Noteholder may include any applicable prepayment premium, attorney fees and costs of suit in any complaint, judgment or assessment of damages filed or entered pursuant to this Note and/or the Security Instrument.

9.        Prepayment. Interest accruing during the calendar month of any prepayment shall be calculated and paid on the basis of a 365-day year (and shall include the day such prepayment is received by Lender). No prepayment of the principal balance of this Note shall be allowed until after the Lockout Period Expiration Date. Prepayment of the principal balance of this Note shall be allowed beginning with the first day of the first month following the Lockout Period Expiration Date.

After the Lockout Period Expiration Date, prepayment is permitted in full but not in part, upon 30 days’ written notice, with payment to Noteholder of a prepayment premium as follows: 0.5% of the outstanding principal balance during months 13 through 18; and at par thereafter.

No Prepayment Premium shall apply to a payment due to taking through condemnation or a casualty, pursuant to Section 5 of the Loan Agreement where Noteholder applies proceeds to pay down the Loan. No involuntary partial prepayment shall suspend or reduce any required installment payments, but the monthly payments of principal and interest shall be calculated on the basis of the then outstanding principal amount of the Loan and adjusted going forward beginning with the first payment due after such application of proceeds. If the Loan has been accelerated due to an Event of Default and Maker wishes to pay the Loan in full, the payment tendered must include either (i) the applicable prepayment premium, if any, if the payment is tendered after the lockout period expiration date, or (ii) the greater of such prepayment premium or 10% of the principal amount owed on the date of default, if the payment is tendered prior to the Lockout Expiration Date.

10.      Limitation on Personal Liability. The provisions of Section 9.18 of the Loan Agreement are hereby incorporated by reference.

11.      Non-Usurious Loan. It is expressly stipulated and agreed to be the intent of Maker and Noteholder at all times to comply with the applicable Texas law governing the maximum rate or amount of interest payable on this Note or the indebtedness evidenced hereby and by the other Loan Documents (or applicable United States federal law to the extent that it permits Noteholder to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If (i) the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note and the other Loan Documents, or (ii) Noteholder’s exercise of the option herein contained to accelerate the maturity of this Note, or (iii) any prepayment by Maker, results in Maker having paid any interest in excess of that permitted by applicable law, then it is Maker’s and Noteholder’s express intent that (i) all excess amounts theretofore collected by Noteholder be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Maker), and (ii) the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. All sums paid or agreed to be paid to Noteholder for the use, forbearance and detention of the indebtedness evidenced hereby and by the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as debt is outstanding. To the extent that Noteholder is relying on Chapter 303, as amended, of the Texas Finance Code to determine the Maximum Lawful Rate (hereafter defined) payable on such indebtedness, Noteholder will utilize the indicated (weekly) rate ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Noteholder to contract for, charge or receive a greater amount of interest than Texas law, Noteholder will rely on United States federal law instead of such Chapter 303, as amended, for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Noteholder may, at its option and from time to time, implement any other method of computing the Maximum Lawful Rate under such Chapter 303, as amended, or under other applicable law by giving notice, if required, to Maker as provided by applicable law now or hereafter in effect. In no event shall be provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the indebtedness evidenced hereby. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Noteholder to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Noteholder in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Noteholder to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (hereafter defined) made in connection with the loan evidenced by this Note and the Loan Documents. “Charges” shall mean all fees and charges, if any, contracted for, charged, received, taken or reserved by Noteholder in connection with the transactions relating to this Note and the indebtedness evidenced hereby or by the Loan Documents which are treated as interest under applicable law. The term “applicable law” as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever allows the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

12.       Noteholder’s Attorney Fees. Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after an Event of Default, or if the lien or priority of the lien represented by the Security Instrument or the other Loan Documents is the subject of any court proceeding, Maker and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to Noteholder in addition to the principal and interest due and payable hereon reasonable attorneys’ and collection fees including those incurred by Noteholder for any appeal.

13.      Maker’s Waivers. Maker and all endorsers, guarantors and sureties of this Note and all other persons liable or to become liable on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, notice of acceleration, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

14.      Payment of Taxes and Fees. Maker agrees to pay the cost of any revenue, tax or other documentary fee or stamps now or hereafter required by law to be affixed to this Note or the Security Instrument.

15.      Governing Law. THIS NOTE AND THE RIGHTS, DUTIES AND LIABILITIES OF THE PARTIES HEREUNDER AND/OR ARISING FROM OR RELATING IN ANY WAY TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE OR THE TRANSACTION OF WHICH SUCH INDEBTEDNESS IS A PART SHALL BE GOVERNED AND CONSTRUED FOR ALL PURPOSES BY THE LAW OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE LAWS OF THE UNITED STATES OF AMERICA AND ANY RULES, REGULATIONS OR ORDERS ISSUED OR PROMULGATED THEREUNDER, APPLICABLE TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE OR THE TRANSACTION OF WHICH SUCH INDEBTEDNESS IS A PART OTHERWISE PREEMPT TEXAS LAWS; IN WHICH EVENT FEDERAL LAW SHALL CONTROL.

16.      Replacement or Bifurcation of Note. If this Note is lost or destroyed, the Maker shall, at the Noteholder’s request, execute and return to the Noteholder a replacement promissory note identical to this Note, provided the Noteholder delivers to the Maker an affidavit to the foregoing effect. Upon delivery of the executed replacement Note, the Noteholder shall indemnify the Maker from and against its actual damages suffered as a result of the existence of two Notes evidencing the same obligation. No replacement of this Note under this Section shall result in a novation of the Maker’s obligations under this Note. In addition, the Noteholder may at its sole and absolute discretion require that the Maker execute and deliver two separate promissory notes, which shall replace this Note as evidence of the Maker’s obligations. The two replacement notes shall, taken together, evidence the exact obligations set forth in this Note. The replacement notes shall be independently transferable. If this Note is so replaced, the Noteholder shall return this Note to the Maker marked to evidence its cancellation. Noteholder shall pay all costs incurred by it with respect to documenting such replacement notes. Maker acknowledges the need to act promptly upon its receipt of the documentation evidencing any request by Noteholder that the Note be replaced pursuant to this Section and agrees that Maker will meet the reasonable deadlines of Noteholder provided that Maker has received the applicable documents at least ten (10) business days prior to such deadline. Furthermore, Maker agrees to reasonably cooperate with Noteholder to effectuate the obtainment of such title policy endorsements, or new title evidence and other assurances and documents as Noteholder shall reasonably require.

17.      WAIVER OF TRIAL BY JURY. MAKER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THE LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF NOTEHOLDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

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IN WITNESS WHEREOF, Maker has caused this Note to be duly executed as of the day and year first above written.

MAKER:

WELLS CORE REIT – ROYAL RIDGE V, LLC,
a Delaware limited liability company

By:	Wells Core Office Income Operating Partnership, L.P.
a Delaware limited partnership, its sole member

	By:	Wells Core Office Income REIT, Inc.
a Maryland corporation, its general partner

By: /s/ Douglas P. Williams
Name: Douglas P. Williams
Title: Executive Vice President